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Empire Oil Company
P.O. Box 1835
Williston, ND 58802-1835

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EXTENSION, AMENDMENT & RATIFICATION OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, by Oil and Gas Lease dated November 24th, 2004, and recorded as document number 353948 of the records of McKenzie County, North Dakota, Evenette Greenfield, a married woman dealing in her sole and separate property, executed and delivered to The Armstrong Corporation, Lessee, an Oil and Gas Lease covering all that certain tract of land situated in the County of McKenzie, State of North Dakota, described as follows, to wit:

Township 152 North, Range 100 West
Section 29: NE, N2NW
Section 30: Lots 3(34.31), 4(34.37), E2SW, W2SE
Township 152 North, Range 101 West
Section 24: SW
Section 25: NWNE, S2NE, N2NW, SENW, NESW, N2SE, SESE

containing 1,028.68 acres, more or less

WHEREAS, the Lessor and Lessee, its successors and assigns, desire to extend the primary term of said Oil and Gas Lease until November 24, 2011, and so long thereafter as oil, natural gas, liquid hydrocarbons, gaseous hydrocarbons and their respective associated and constituent products, or any of them is produced in commercial quantities from said land or lands with which said land is pooled.

AND WHEREAS, the Lessor and Lessee, its successors and assigns, further agree to amend the royalty provision of said oil and gas lease originally expressed in the subject oil and gas lease to read seventeen percent (17%.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the term of the aforedescribed Oil and Gas Lease is hereby extended for a paid-up term of three (3) years from November 24, 2008, and as long thereafter as oil or gas (including casinghead gas) is produced from any well on the land covered by said lease; and wherever the fraction one-eighth (1/8th) or one-sixth (1/6th) appears in the subject oil and gas lease, the same is hereby changed to read seventeen percent (17%). The undersigned Lessor does hereby ratify, adopt, approve and confirm the said lease in all of its terms and provisions and does hereby grant, demise, lease and let all of the land covered by said lease by general boundary description exclusively to The Armstrong Corporation, its successors and assigns, for the uses and purposes and upon all of the terms and provisions of the lease as amended and extended hereby. This instrument shall have the same tenor and effect as if such extended term and royalty provision had been originally expressed in such lease.

INSOFAR AND ONLY INSOFAR AS SAID LEASE COVERS THE FOLLOWING DESCRIBED LAND SITUATED IN MCKENZIE COUNTY, NORTH DAKOTA, TO-WIT:

Township 152 North, Range 100 West
Section 29: NE, N2NW
Township 152 North, Range 101 West
Section 24: SW
Section 25: NWNE, S2NE, N2NW, SENW, NESW, N2SE, SESE

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed the 22 day of September, 2008.

x ______________________
Rocky G. Greenfield, individually and as Trustee of the Revocable Living Trust of Rocky G. Greenfield and Evenette G.

x ______________________
Evenette G. Greenfield, individually and as Trustee of the Revocable Living Trust of Rocky G. Greenfield and Evenette G.

Greenfield

Greenfield

STATE OF WASHINGTON)
:ss
COUNTY OF Spokane)

On this 20th day of ~~July~~ September, 2008, before me, a notary public, personally appeared Rocky G. Greenfield and Evenette G. Greenfield individually and as Trustees the Revocable Living Trust of Rocky G. Greenfield and Evenette G. Greenfield, known to me to be the person(s) described in and who executed the within and foregoing instrument and acknowledged to me that he/she/they executed the same.

(SEAL)

Paula R. Wilson
Notary Public

My Commission Expires: May 26, 2010

PAULA R WILSON
COMMISSION EXPIRES
NOTARY
PUBLIC
MAY 26, 2010
STATE OF WASHINGTON